Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of GeoVax Labs, Inc. of our report dated March 20, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is incorporated by reference into this Registration Statement from Form S-1 (SEC Reg. No. 333-202897). We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

August 27, 2015